Exhibit 10.18.1

(1)	Cambridge Display Technology Limited

(2)	The DOW Chemical Company

Materials Intellectual Property Agreement

Dated: 13th November 2001

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED FROM THIS DOCUMENT. SUCH OMISSIONS ARE NOTED BY “[**]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.

Contents

1.	Definitions and interpretation	1

2.	Grant of licence, Patent procurement, and Patent enforcement	4

3.	Assignment	7

4.	Financial Provisions	7

5.	Joint Marketing Activities	9

6.	Materials	9

7.	Accounts	10

8.	Duration and Termination	10

9.	Effects of Termination	11

10.	Confidentiality	11

11.	Force majeure	12

12.	Nature of Agreement	13

13.	Governing Law and Jurisdiction	14

14.	Notices	14

15.	Further assurance	15

16.	Waiver	15

17.	Exclusion of warranties	15

18.	Severance	16

19.	Announcements	16

20.	Non-Solicitation	16

i

This Agreement is made the 13th day November, 2001

Between:

(1)	Cambridge Display Technology Limited (company number 2672530) whose registered office is at Greenwich House, Madingley Rise, Madingley Road, Cambridge CB3 0H7 (“CAT”); and

(2)	The Dow Chemical Company whose primary place of business is at 2030 Building, Midland, MI 48674 (“DOW”).

Background:

(A)	CDT has the right to grant licenses under certain patents and Know-how relating to polyfluorene-based materials.

(B)	CDT is prepared to grant licenses under such patents and Know-how on reasonable terms and conditions to financially sound and commercially responsible applicants.

(C)	DOW is desirous of acquiring and CDT is willing to grant, subject to certain terms and conditions, a Licence to make, use or sell products utilising the claims of such patents or such Know-how.

It is agreed as follows:

1.	Definitions and interpretation

1.1	In this Agreement unless the context otherwise requires:

“Licensed Patents”	shall mean the patent publications set forth in Appendix A as may be modified in the future by written requests from DOW to add or delete patent publications from the list. Appendix A shall be updated at least annually to reflect patent applications that have been abandoned as well as continuation, divisional or national stage applications that may have been filed.

“Patents”	means all patents owned or controlled by CDT, including patents of importation, improvement patents, patents and certificates of addition, and utility models, as well as divisions, reissues, continuations, renewals, and extensions of any of the foregoing, and applications therefor (including patents which may issue on such applications) covering inventions with respect to which the first application for a patent was filed prior to the date of termination of this Agreement.

“Know-how”	means all confidential and proprietary information including trade secrets, skills, experience, knowledge, techniques, processes, procedures, designs, technical data and information developed, accumulated or conceived by CDT prior to and during the term of this Agreement relating to the licensed products or the Licensed Patents, and all designs, drawings, reports, memoranda, blueprints, specifications and the like, prepared by CDT, which relate to the development, design, manufacture, sale or use of products embodying the licensed patents.

“this Agreement”	means this Agreement (including any schedule or annexure to it and any document in agreed form);

“Affiliate”	shall mean any corporation, company or other entity (a) which owns mote than fifty percent (50%) of a Party hereto (referred to herein as “Parent”), (b) of which more than fifty (50%) is owned by or controlled by a Party hereto or (c) of which more than fifty (50%) is owned by or controlled by a Parent of a Party hereto, but such corporation, company or other entity shall be deemed to be an Affiliate only as long as such affiliation exists.

“Net Sales”	means gross sales accepted and shipped by DOW or its Affiliates and accepted and paid for by customers, less all trade and cash discounts, the amount of returns and allowances (including freight but not including advertising allowances); provided, however, that in the first instance, royalty payments shall be made on merchandise shipped and accepted by DOW’s customers during the preceding calendar quarter, subject to later credit for anon payments.

“LEP”	means light emitting polymer relating to large molecule organic electroluminescent material.

“Licence”	means the licence granted pursuant to Section 2.6 and detailed in Schedule 2.

“Polyfluorenes”	means any polymer having substituted or unsubstituted 2,7 linked fluorene mer units but does not include polymers where all the fluorene units are spirofluorenes or indenofluorenes.

“Polyfluoren-Based Material”	means (a) Polyfluorenes; (b) solid compositions containing Polyfluorenes in an amount of at least one percent (1%) by weight; and (c) solutions containing Polyfluorenes not including formulations for ink jetting.

“PF Ink Jet Formulations”	Means solutions containing Polyfluorenes for ink jet application.

“a Quarter”	means any three month period commencing January 1, April 1, July 1, or October 1.

“Year”	means the period of twelve month period commencing with the first full Quarter after the effective date of this Agreement and each subsequent consecutive period of twelve months during the period of this Agreement and any shorter period ending on its termination.

[**]	[**]

[**]	[**]

“Photovoltaic and Photodetector device”	semi-conducting devices containing conjugated polymers that absorb light in the conjugated polymer and convert it to current and/or voltage.

1.2	Also in this Agreement, unless the context otherwise requires:

(a)	words in the singular include the plural and vice versa and words in one gender include any other gender;

(b)	a reference to Sections and schedules is to Sections of and schedules to this Agreement and references to subsections and paragraphs are references to sub-Sections and paragraphs of the Section or schedule in which they appear;

(c)	the table of contents and headings ate for convenience only and shall not affect the interpretation of this Agreement.

2.	Grant of licence, Patent procurement, and Patent enforcement

2.1	CDT grants to DOW, and DOW accepts, the following licenses, subject to the provisions of this Agreement:

(a)	an exclusive license under Licensed Patents (and associated Know-how) to make, have made, use, sell and import PolyFluorene-Based Materials in any and all countries of the world. This license includes process technology relating to the Suzuki Coupling reaction;

(b)	a non-exclusive license under Licensed Patents (patents and Know-how) for all process technology relating to the Suzuki coupling reaction for use in making materials other than PolyFluorene-Based Materials in any and all countries of the world;

(c)	a non-exclusive license under CDT Patents (including GB 01/00852 and its equivalents) to make, have made, use, sell and import PF Ink Jet Formulations in any and all countries of the world, provided that such Intellectual Property is wholly-owned and free to be licensed as of the date of this Agreement, or for later made inventions, as of the date of the invention;

(d)	a non-exclusive license under CDT Patents relating to Spiro and IndenoFluorones to make, have made, use, sell or import LEPs containing spiro and indenofluorenes in any and all countries of the world, provided that those patents are wholly-owned and free to be sublicensed as of the date of this Agreement, or for later made inventions, as of the date of the invention; and

(e)	a royalty-free non-exclusive license under CDT’s intellectual property to make test devices for screening and developing new materials.

2.2	It is acknowledged that the transfer of all Know-how specified in this Section from CDT to DOW shall be considered to be completed twelve (12) months from the execution date of this Agreement unless DOW notifies CDT at least thirty (30) days prior to the expiration of this twelve month period that it believes it has not received all of the Know-how.

2.3	Nothing in this Agreement shall be construed as granting to DOW any right under any patents, patent applications, trademarks, trademark applications or Know-how owned by CDT or its Affiliates except as specifically set forth herein.

2.4	No right to grant sublicenses is granted under this Agreement. Notwithstanding the preceding, DOW may grant sublicenses to its Affiliates.

2.5	CDT further hereby grants to DOW an option to obtains a nonexclusive license under CDT patents issued or published as of June 1, 2001 to make, use, sell or otherwise dispose of light emitting polymers other than Polyfluorenes at a mutually agreed-upon royalty rate for such sales.

2.6	CDT further grants to DOW an option to take a Licence under the terms set forth in the license agreement attached hereto as Schedule 2, to make, have made and sell light emitting polymer devices under its patent portfolio including patent application number WO 90/13148. This option may be transferred to an entity in which DOW holds an initial equity position of at least [**] percent ([**]%), provided that: (i) the entity may not manufacture components containing CDT intellectual property within the Peoples Republic of China; and (ii) in the case of entities which propose to manufacture in countries other than North America, Western Europe and Japan, prior written approval from CDT must be obtained, such approval not to be unreasonably withheld.

DOW may convert this option to a Licence at any time within [**] of the date of this Agreement. If a Licence is signed within [**] of the date of this Agreement then the principal terms of the agreement shall be no less advantageous than the terms of the agreement attached as Schedule 2. In the event a Licence is entered into after [**] but before the [**] anniversary of this Agreement, the conditions of the Licence shall be no less advantageous than the standard license terms being offered by CDT at the time DOW informs CDT that it (or its IV entity) wishes to enter into negotiations with CDT to conclude a Licence, provided that such negotiations are concluded within [**] of notice of negotiation being given.

2.7	CDT agrees not to manufacture or sell Polyfluorene-Based Materials during the term of this agreement.

2.8	For those Licensed Patents under which DOW has received a license under clause 2.1, CDT shall notify DOW of any change in the status of patents or patent applications. For those Licensed Patents under which

DOW has received an exclusive license under clause 2.1(a), CDT shall promptly notify DOW in writing if CDT elects not to continue prosecution of any patent application or to maintain any patent. DOW shall have the right to continue patent prosecution or to maintain any such patent at its own cost, such patent shall be assigned to DOW and DOW shall retain no right or interest in that Patent. Furthermore, there shall be no royalty due to CDT for sales of any Polyfluorene-Based Material that are covered only by the assigned patent and are not covered by any other Licensed Patent.

2.9	In the event that any third party shall infringe any claims of Licensed Patents in the field under which DOW received an exclusive license in clause 2.1(a), DOW may, at its option, send written notice thereof to CDT requesting that CDT take action to abate such infringement.

(a)	if CDT elects to pursue action to abate such infringement, CDT will use its best endeavours to abate such infringement. If such infringement is nevertheless not abated within 18 months of DOW providing notice to CDT, royalties due under section 4.1 shall be reduced by [**]% until such time as the infringement is abated.

(b)	If CDT elects not to abate such infringement and provide DOW notice of that decision or if CDT has failed to file and be diligently pursuing a lawsuit within three months of receiving notice of such infringement, DOW shall have the right to undertake proceedings (in CDT’s name if necessary) against any third party for infringement of the particular claim in question under the relevant patent or patent application. DOW shall retain all money damages recovered in such a lawsuit pursued by DOW.

2.10	CDT agrees to make available to DOW the results of its joint development programs in so far as those programs relate to Polyfluorenes, and their uses and to the extent permitted by the joint development partner and the agreement with such partner.

2.11	CDT agrees not to sue DOW for contributory infringement under CDT owned patents on polymer light emitting devices to the extent the products supplied by DOW are being used by DOW’s customers for Research and Development purposes and not to produce devices for commercial sale. CDT will notify DOW if it believes DOW is contributory infringing CDT patents by supply to a customer producing LEP displays for commercial sale, will identify the relevant customer(s), and will not pursue any suit against DOW for the alleged contributory infringement unless DOW has not ceased sales to such customer(s) within [**] of receiving the notice from CDT.

2.12	CDT agrees to withdraw its opposition to DOW’s European Patent No. 842208B1.

3.	Assignment

3.1	CDT shall assign, and at the request of DOW amend the inventors of, patent application number WO 00/55927 (and any national or regional patents, including continuations and divisionals thereof) to DOW. Upon assignment of this application, DOW shall grant to CDT a non-exclusive, worldwide, royalty-free license to make, have made, develop, use, sell or otherwise transfer polymers (excluding Polyfluorene-Based Materials) under this application. [**]

3.2	Upon assignment of the above mentioned patent family, DOW will reimburse CDT for the filings fees and translation costs associated with entering the national or regional stage in the following countries: Canada, United States, EPO (designating all), China, Japan, Singapore, and South Korea.

3.3	CDT and DOW agree that the above license and assignment settles the dispute regarding alleged breach of confidentiality caused by the filing of the patent application WO 00/55927.

4.	Financial Provisions

4.1	In consideration of the rights granted under this Agreement the DOW will pay to CDT or its designated Affiliate, a royalty on all sales of Polyfluorene-Based Materials for light emission applications and for use in Photovoltaic and Photodetector devices. This royalty will be: a royalty of [**] percent ([**]%) of DOW’s Net Sales [**]. The obligation to pay a royalty shall cease after [**] or with the last to expire valid Licensed Patent having a claim which would be infringed by Polyfluorene Based Materials sold by DOW, which ever comes later. The Net Sales shall not include sales to CDT or its Affiliates.

4.2	The royalties payable pursuant to Section 4.1 shall be paid within sixty (60) days after each Quarter during the period of this Agreement. DOW shall submit to CDT a written report showing:

(a)	Net Sales of all Polyfluorene-Based Material; and

(b)	the amount of the royalties payable pursuant to Section 4.1 in respect thereof.

4.3	All royalties or other sums payable under this Agreement shall be paid in US Dollars (US$), and where the underlying price in respect of which any royalty is so payable is stated in a currency other than US$, it shall be converted into US$ by reference to the average of the relevant daily buying and selling rates of CitiBank, New York for the currency in question over the Quarter in question.

4.4	All sums payable pursuant to this Agreement are exclusive of value added tax or other applicable taxes or duties for which DOW shall be additionally liable and shall be paid in cleared funds to such bank account as CDT may from time to time nominate, without any set off, deduction or withholding except such amount (if any) of tax as DOW is required to deduct or withhold by law. If DOW is required by law to make any tax deduction or withholding, DOW shall do all things in its power which may be necessary to enable or assist CDT to claim exemption therefrom under any double taxation or similar agreement from time to time in force and shall from time to time give CDT proper evidence as to the deduction or withholding and payment over of the tax deducted or withheld.

4.5	If DOW makes any default in payment of the royalties due hereunder the amount due shall bear interest, compounded monthly at the U.S.A. Prime Rate plus [**] percent [**], prorated daily until payment of said unpaid royalty and interest is made in full. The U.S.A. Prime Rate shall be deemed to be that quoted in the “Money Rates” table of the Wall Street Journal published on the second business day of each month. If a range of Prime Rates is quoted, the highest percentage shall apply. If no “Money Rates” table appears in the Wall Street Journal on the second business day, the U.S.A. Prime Rate next appearing in the “Money Rates” table of said journal shall be used. Payments should be made to [**].

5.	Joint Marketing Activities

5.1	At DOW’s request, CDT agrees to provide DOW introductions to CDT’s licensees and to participate in one initial meeting between DOW and such licensee, to the extent such CDT licensee is willing to meet with DOW. Such meetings will take place within four (4) months of the signing of this Agreement. CDT and DOW also intend to issue a joint press release announcing the signing of this Agreement and further discussing the relationship within two (2) months of the signing of this Agreement. CDT also intends to provide advice to its licensees on how to use DOW materials in the most efficient manner possible to facilitate the commercialisation of polymer OLED displays.

6.	Materials

6.1	DOW agrees to provide [**] up to [**] grams per year of Polyfluorene-based Materials for CDT’s use in internal research activities on making light emissive devices provided DOW receives sixty (60) days notice of orders exceeding [**] grams, and less than [**] grams of the [**] grams is required to be made in the laboratory. For each additional gram of material above [**] grams (or [**] grams made in the laboratory) ordered in the calendar year, DOW intends to charge [**] dollars (US $[**]) per gram. The parties intend to re-evaluate the price each new calendar year and adjust the price based on sampling prices to other customers for like grades of material for like applications.

6.2	DOW agrees to provide up to [**] grams of material to CDT at a price of [**] dollars (US $[**]) per gram for each CDT research licence / technology introduction package. A research license / technology introduction package is a signed agreement between CDT and a display device manufacturer whereby CDT supplies device manufacturing information and [**] ([**] grams) of material, all this is supplied for an overall fee with no specific charge for the material being made. If DOW believes the material which DOW and CDT agree should be supplied is proprietary to DOW, the research license must include language regarding confidentiality, limited use, and non-analysis consistent with DOW’s standard practice for such materials. The parties intend to re-evaluate the price each new calendar year and adjust the price based on sampling prices to other customers for like grades of material for like applications.

6.3	DOW further agrees to negotiate a supply agreement with CDT [**] (excluding terms to DOW’s Affiliates) to supply CDT with Polyfluorene-based Materials for CDT’s use in light emitting device manufacture. Such Polyfluorene-Based Materials may not be used by CDT for resale, resampling or preparing ink jet formulations for sale. [**] Additionally, these terms will apply to a maximum of three (3) Affiliates or Joint Ventures where CDT has at least a fifty percent (50%) ownership.

7.	Accounts

7.1	DOW shall keep for a period of three (3) years following the due date for the report specified in 4.2 records in sufficient detail to enable the amount of all royalties and other sums due and payable under this Agreement to be determined.

7.2	Not more than once per calendar year, DOW shall at the reasonable request of CDT allow an independent royalty auditor to inspect those records and books of account at all reasonable times during normal business hours and report to CDT on whether DOW has paid all the royalties due and, if not, the arrearage that DOW owes.

7.3	Inspections under Section 7.2 shall be carried out at CDT’s expense. However if the audit proves that DOW’s accounting of royalties was deficient by more than five percent (5%) of the money actually due, the cost of such inspection shall be borne by DOW.

8.	Duration and Termination

8.1	Either patty may forthwith terminate this Agreement by written notice to the other if:

(a)	the other party has committed any breach of any of its obligations under this Agreement (other than Section 11) and (in the case of a breach which is capable of remedy) has failed to remedy the same within the period of sixty (60) days after receipt of written notice giving full particulars of the breach and requiring it to be remedied; or

(b)	the other party goes into liquidation (except for the purposes of amalgamation or reconstruction and in such manner that the company resulting therefrom effectively agrees to be bound by or assume the obligations imposed on that other party under this Agreement);

or any analogous event to the foregoing under the law of any jurisdiction occurs in relation to the other party.

8.2	For the purposes of Section 8.2(a), a breach shall be considered capable of remedy if the party in breach can comply with the provision in question in all respects other than as to the time of performance (provided that time of performance is not of the essence).

8.3	For the avoidance of doubt the rights to terminate this Agreement given by this Section shall not prejudice any other right or remedy of either patty in respect of the breach concerned (if any) or any other breach.

9.	Effects of Termination

9.1	On termination of this Agreement for any reason:

(a)	DOW shall cease to use, either directly or indirectly, the Patents (unless and to the extent expired);

(b)	DOW shall consent to the cancellation of any formal licence granted to it, or of any recordal of it in any register, in relation to any of the Patents;

(c)	subject as provided in this Section, told except in respect of any accrued rights, neither party shall be under any further obligation to the other; and

(d)	all obligations of either party under this Agreement which are expressed to or by implication are intended to survive its termination shall continue thereafter.

10.	Confidentiality

10.1	DOW acknowledges that all Know-how accumulated by CDT is extremely valuable to CDT and that the disclosure of such Know-how by DOW to any unauthorised third party may cause CDT irreparable harm. Accordingly, DOW may use Know-how obtained from CDT for the sole purpose of manufacturing and selling Polyfluorene-Based Materials under this Agreement. These permitted uses include, among other things, disclosure of information inherent in the sale or other distribution of Polyfluorene-Based Materials, disclosure of methods of manufacture of Polyfluorene-Based Materials in exercise of have made license, and, subject to an obligation of confidentiality, disclosure of methods use of the Polyfluorene-Based Materials in connection with a sale of such materials. For a period of five (5) years from the date of disclosure, DOW shall not divulge the Know-how or any portion thereof to an unauthorised third party, not shall DOW use the Know-how or any portion thereof except as licensed, unless the Know-how or portion thereof (i) was known to DOW prior to its receipt from CDT; (ii) became known to DOW from sources other than either directly or indirectly from CDT; (iii) became a matter of public knowledge; other than by breach of this Agreement by DOW; (iv) which CDT has agreed to permit DOW to disclose to third parties; or (v) which was divulged as a result of a court order or other government action. Notwithstanding the foregoing, no disclosure shall be made pursuant to Section 10.1(v) without DOW first giving CDT reasonable notice prior to the intended disclosure of such Know-how so as to allow CDT an opportunity to object to such disclosure and obtain an appropriate protective order or other Safeguard, DOW shall have no obligation of confidentiality or limited use with regard to information received from CDT unless it is marked as “CDT Confidential” or if first received in non-tangible form is indicated to be confidential at the time of disclosure and is summarized in a writing delivered to DOW within 30 days of the initial disclosure.

10.2	Business and technical information relating to DOW’s polyfluorene and light emitting polymer business which is disclosed by DOW to CDT shall be treated in accordance with the Confidentiality Agreement between the Parties having an effective date of June 20, 2001 and all extensions thereto (DOW Agreement 204684)

10.3	The terms of this Agreement are confidential and shall not be disclosed by either Party to a third party without prior written consent of the other Party to this Agreement.

11.	Force majeure

11.1	Neither party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in performance or non-performance of any of its obligations under this Agreement to the extent that such delay or non-performance is due to any cause beyond its reasonable control including but not limited to any strike, lockout or other form of industrial action (an “Event of Force Majeure”).

11.2	The party affected by the Event of Force Majeure shall immediately give the other party written notification of the nature and extent of the Event of Force Majeure and the parties shall enter into bona fide discussions with a view to alleviating its effects or to agreeing upon such alternative arrangements as may be fair and reasonable.

12.	Nature of Agreement

12.1	Either Party may transfer both the benefit and burden of this Agreement by way of a novation to any purchaser or other successor in title (whether by way of an initial public offering, sale, reorganisation, amalgamation or otherwise) of all or substantially all of its business to which this agreement pertains.

12.2	Nothing in this Agreement shall create, or be deemed to create, a partnership, or the relationship of principal and agent, between the parties.

12.3	DOW warrants to CDT that:

(a)	it has the authority to enter into this Agreement; and

(b)	the execution of, and the performance of its obligations under, this Agreement require no governmental or other approvals or, if required, such approvals have been obtained.

12.4	CDT warrants to DOW that:

(a)	it has the authority to enter into this Agreement; and

(b)	the execution of, and the performance of its obligations under, this Agreement require no governmental or other approvals or, if required, such approvals have been obtained; and

(c)	it has the right to grant the licenses granted herein.

12.5	Neither Party shall be liable to the other for any indirect or consequential losses, damages, costs or expenses incurred by reason of any duty at common law or under any statute, or any representation (other than fraudulent misrepresentation), or any term hereof, whether express or implied by statute, collaterally or otherwise, nor for any loss of profit, business, goodwill, anticipated savings or contracts, however the same may arise and whether occasioned by the negligence, breach of contract or otherwise of the Party, its servants or agents or otherwise, which arises out of or in connection with this Agreement.

12.6	Each Party acknowledges that it has entered into this Agreement in reliance only upon the representations, warranties and promises specifically contained or incorporated in this Agreement and, save as expressly set out in this Agreement, neither party shall have any liability in respect of any other representation, warranty or promise made prior to the date of this Agreement unless it was made fraudulently.

13.	Governing Law and Jurisdiction

13.1	This Agreement shall be governed by and construed in accordance with English law.

13.2	Each of the parties irrevocably submits for all purposes in connection with this Agreement to the exclusive jurisdiction of the courts of England.

14.	Notices

14.1	Any notice to a party under this Agreement shall be in writing signed by or on behalf of the party giving it and shall, unless delivered to a party personally, be left at, or sent by registered or certified mail to the address of the party as set out below:

For DOW:

To: Rob Spurling, Director, Advanced Electronic Materials, Displays
1702 Building
The DOW Chemical Company
Midland, MI 48674

With a copy to:

Susan M. Zerull
Intellectual Property Law Section
1790 Building
The DOW Chemical Company
Midland, MI 48674

For CDT:

To:	Richard Bennett
CDT
Greenwich House Madingley Rise
Madingley Road, Cambridge CB30HJ

14.2	Except as referred to in sub-Section 14.3, a notice shall be deemed to have been served:

(a)	at the time of delivery if delivered personally;

(b)	on the date noted on the receipt for registered or certified mail.

14.3	A party shall not attempt to prevent or delay the service on it of a notice connected with this Agreement.

15.	Further assurance

After this Agreement has been signed by both parties, each party shall execute such documents and take such steps as the other party may reasonably require to fulfil the provisions of and to give to each party the full benefit of this Agreement.

16.	Waiver

16.1	The rights, powers and remedies conferred on any party by this Agreement and remedies available to any party are cumulative and are additional to any right, power or remedy which it may have under general law, this Agreement or otherwise.

16.2	Any party may, in whole or in part, release, compound, compromise, waive or postpone, in its absolute discretion, any liability owed to it or right granted to it in this Agreement by any other party or parties without in any way prejudicing or affecting its rights in respect of that or any other liability or right not so released, compounded, compromised, waived or postponed.

16.3	No single or partial exercise, or failure or delay in exercising any right, power or remedy by any party shall constitute a waiver by that party of, or impair or preclude any further exercise of, that or any right, power or remedy arising under this Agreement or otherwise.

17.	Exclusion of warranties

17.1	CDT does not give and nothing contained in this Agreement shall be construed as:

(a)	a warranty or representation by it as to the validity or scope of any patents or patent applications licensed hereunder;

(b)	a warranty of representation by it that any patent applications licensed hereunder will proceed to grant;

(c)	a warranty or representation by CDT as to the volume or quality of Licensed Products which may be manufactured through the use of the Patents;

(d)	a warranty or representation that Licensed Products can be freely exploited by DOW or any DOW Affiliate and that any manufacture, sale, use, marketing or other disposition of Licensed Products as contemplated hereunder will be free from infringement of any Intellectual Property of third parties;

(e)	conferring by implication, estoppel or otherwise, upon DOW or any DOW Affiliate, any licence or other right under any patent right or other Intellectual Property except for the licenses and rights expressly granted hereunder; or

(f)	a representation or warranty as to the efficacy or usefulness of the Patents or that they will produce Licensed Products of satisfactory quality or fit for the purpose for which DOW or any DOW Affiliate intended.

18.	Severance

To the extent that any provision of this Agreement is found by any court or competent authority to be invalid, unlawful or unenforceable in any jurisdiction, that provision shall be deemed not to be a part of this Agreement, it shall not affect the enforceability of the remainder of this Agreement nor shall it affect the validity, lawfulness or enforceability of that provision in any other jurisdiction.

19.	Announcements

The parties shall make a joint announcement within thirty (30) days of the signature of this Agreement. The text of such announcement shall be agreed by the parties and it shall not be made public until such agreement is reached. In addition, the parties will use their reasonable endeavours to promote LEP technology for the duration of this Agreement.

20.	Non-Solicitation

Neither Party nor their Affiliates may at any time during this Agreement or for a period of twelve (12) months from the expiry or termination of this Agreement engage, employ or utilise in any capacity, the services of or introduce to another employer either temporarily or permanently, directly or indirectly any person employed by the other Party or its Affiliates, save with the prior permission of the other Party. Entire Agreement

This Agreement sets out the entire agreement and understanding between the parties in respect of the subject matter of this Agreement and it may not be modified except by an instrument in writing signed by the duly authorised representatives of the parties.

This Agreement has been signed on the date appearing at the head of page 1.

Signed by	)	/s/ David Fyfe
for and on behalf of	)	Chief Executive Officer
Cambridge Display Technologies	)
Limited

Signed by E. F. Gambrell	)	/s/ E. F. Gambrell
for and on behalf of	)
The Dow Chemical Company	)

Schedule 1

CDT 003

Published as WO 92/03490 on 5 March 1992

Country	Sub	Status	Case	Application	Filing Date	Patent Number	Issue Date	Expiration
AT	E	Granted	EPC	91 915877.4	22-Aug-1991	E179434	28-Apr-1999	22-Aug-2011
BE	E	Granted	EPC	91 915877.4	22-Aug-1991	0544795	28-Apr-1999	22-Aug-2011
CA	T	Pending	PCT	2089482	22-Aug-1991	2089482		22-Aug-2011
CH	E	Granted	EPC	91 915877.4	22-Aug-1991	0544795	28-Apr-1999	22-Aug-2011
DE	E	Granted	EPC	91 915877.4	22-Aug-1991	69131180.3	28-Apr-1999	22-Aug-2011
DK	E	Granted	EPC	91 915877.4	22-Aug-1991	0544795	28-Apr-1999	22-Aug-2011
EP	E	Granted	PCT	91 915877.4	22-Aug-1991	0544795	28-Apr-1999	22-Aug-2011
ES	E	Granted	EPC	91 915877.4	22-Aug-1991	0544795	28-Apr-1999	22-Aug-2011
FR	E	Granted	EPC	91 915877.4	22-Aug-1991	0544795	28-Apr-1999	22-Aug-2011
GB	E	Granted	EPC	91 915877.4	22-Aug-1991	0544795	28-Apr-1999	22-Aug-2011
GR	E	Granted	EPC	91 915877.4	22-Aug-1991	0544795	28-Apr-1999	22-Aug-2011
HK	R	Granted	ORD	98 111004.4	22-Aug-1991	1010381	11-Aug-2000	22-Aug-2011
IT	E	Granted	EPC	91 915877.4	22-Aug-1991	0544795	28-Apr-1999	22-Aug-2011
JP	D1	Pending	DIV	2001-230678	30-Jul-2001			22-Aug-2011
JP	T	Pending	PCT	514597/91	22-Aug-1991			22-Aug-2011
LU	E	Granted	EPC	91 915877.4	22-Aug-1991	0544795	28-Apr-1999	22-Aug-2011
NL	E	Granted	EPC	91 915877.4	22-Aug-1991	0544795	28-Apr-1999	22-Aug-2011
SE	E	Granted	EPC	91 915877.4	22-Aug-1991	0544795	28-Apr-1999	22-Aug-2011
US	D1	Granted	DIV	80/246,269	22-Aug-1991	5512654	30-Apr-1996	24-Aug-2010
US	D2	Granted	DIV	08/506,201	22-Aug-1991	5672678	30-Sep-1997	24-Aug-2010
US	T	Granted	PCT	07/748,777	22-Aug-1991	5401827	28-Mar-1995	28-Mar-2012
CDT 008 Published as WO 94/29883 on 22 December 1994
Country	Sub	Status	Case	Application	Filing Date	Patent Number	Issue Date	Expiration
DE	T	Pending	EPC	69427909.9-0	20-May-1994	0704094		20-May-2014
EP	T	Granted	PCT	94 915663.2	20-May-1994	0704094	08-Aug-2001	20-May-2014
GB	T	Pending	EPC	94 915663.2	20-May-1994			20-May-2014
NL	TO	Pending	EPC	94 915663.2	20-May-1994			20-May-2014
US		Granted	ORD	210327	18-Mar-1994	5514878	07-May-1996	18-Mar-2014

CDT 012

Published as GB 2296815 on 10 July 1994

Country	Sub	Status	Case	Application	Filing Date	Patent Number	Issue Date	Expiration
GB	O	Granted	ORD	94 24894.5	09-Dec-1994	2296815	17-Mar-1999	09-Dec-2014
US	O	Granted	ORD	08/569,710	08-Dec-1995	5698048	16-Dec-1997	08-Dec-2015
CDT 023 Published as WO96020253 on 4 July 1996
Country	Sub	Status	Case	Application	Filing Date	Patent Number	Issue Date	Expiration
DE	T	Granted	EPC	69518011.8-0	18-Jul-1997	DE69518011	12-Jul-2000	18-Jul-2017
EP	1	Published	EDV	99 124732.1	18-Jul-1997	99 124732.1		18-Jul-2017
EP	T	Granted	PCT	95 941813.8	18-Jul-1997	0800563	12-Jul-2000	18-Jul-2017
GB	E	Granted	EPC	95 941813.8	18-Jul-1997	0800563	12-Jul-2000	18-JuL-2017
JP	T	Pending	PCT	8-520312	28-Dec-1995			18-Jul-2017
NL	T	Granted	EPC	95 941813.8	18-Jul-1997	0800563	12-Jul-2000	18-JuI-2017
US	DI	Pending	DIV	09/561,847	28-Apr-2000
US	D2	Pending	DIV	09/1561,831	28-Apr-2000
US	T	Abandoned	PCT	08/1875,049	28-Dec-1995
CDT 038 Published as WO 98/32783 on 30 July 1998
Country	Sub	Status	Case	Application	Filing Date	Patent Number	Issue Date	Expiration
GB	T	Granted	PCT	99 12582.5	26-Jan-1998	2335430	13-Sep-2000	26-Jan-2018
US	T	Granted	PCT	09/355,383	26-Jan-1998	6,153,711	28-Nov-2000	26-Jan-2018

CDT 072 Published as WO99/12989 on 18 March 1999
Country	Sub	Status	Case	Application	Filing Date	Patent Number	Issue Date	Expiration
EP	E	Published	ORD	98 941598.9	04 Sep-1998			04-Sep-2018
JP	T	Nat. Filed	PCT	2000-510790	04-Sep-1998			04-Sep-2018
US	T	Pending	ORD	09/508,035	04-Sep-1998			04-Sep-2018
WO	T	Nat. Filed	ORD	PCTGB98/02	04-Sep-1998			04-Sep-2018
CDT 048 Published as WO 99/20711 on 29 April 1999
Country	Sub	Status	Case	Application	Filing Date	Patent Number	Issue Date	Expiration
EP	T	Published	PCT	98 949124.6	21-Oct-1998			21-Oct-2018
JP	T	Pending	PCT	2000-517035	21-Oct-1998			21-Oct-2018
US	T	Pending	PCT	09/529,873	21-Oct-1998			21-Oct-2018
WO	T	Published	ORD	PCTGB98/03	21-Oct-1998			21-Oct-2018
CDT 058 Published as GB 2328442 on 24 February 1999
Country	Sub	Status	Case	Application	Filing Date	Patent Number	Issue Date	Expiration
GB	O	Granted	ORD	98 06947.9	31-Mar-1998	2328442	05-Sep-2001	31-Mar-2018
US	O	Pending	ORD	09/283,127	31-Mar-1999			31-Mar-2019
CDT 074 Published as GB 2340304 on 16 February 2000
Country	Sub	Status	Case	Application	Filing Date	Patent Number	Issue Date	Expiration
GB	O	Published	ORD	98 18376.7	21-Aug-1998			21-Aug-2018
US	O	Pending	ORD	09/377,079	19-Aug-1999			31-Aug-2019

CDT 089 Published as WO00/53656 on 14 September 2000
Country	Sub	Status	Case	Application	Filing Date	Patent Number	Issue Date	Expiration
CA	T	Pending	PCT		03-Mar-2000			03-Mar-2020
CN	T	Pending	PCT		03-Mar-2000			03-Mar-2020
EP	T	Pending	PCT	00 907788.4	03-Mar-2000			03-Mar-2020
JP	T	Pending	PCT		03-Mar-2000			03-Mar-2020
KR	T	Pending	PCT		03-Mar-2000			03-Mar-2020
US	N	Pending	ORD	09/518,991	03-Mar-2000			03-Mar-2020
US	P	Pending	PRO	60/160,953	22-Oct-1999
WO	T	Published	ORD	PCTGB00/00	03-Mar-2000
03-Mar-2020
CDT 108 Published as WO01/07502 on 1 February 2001
Country	Sub	Status	Case	Application	Filing Date	Patent Number	Issue Date	Expiration
GB	O	Abandoned	ORD	99 17424.5	23-JuI-1999
WO	T	Published	ORD	PCTGB00/02	24-Ju1-2000			24-JuI-2020
CDT 200 Published as WO 00/60612 on 12 October 2000
Country	Sub	Status	Case	Application	Filing Date	Patent Number	Issue Date	Expiration
CN	T	Pending	PCT		05-Apr-2000			05-Apr-2020
EP	T	Pending	PCT		05-Apr-2000			05-Apr-2020
JP	T	Pending	PCT		05-Apr-2000			05-Apr-2020
KR	T	Pending	PCT		05-Apr-2000			05-Apr-2020
US	T	Pending	PCT		05-Apr-2000			05-Apr-2020

CDT 175 Published as WO01/49768 on 12 July 2001
Country	Sub	Status	Case	Application	Filing Date	Patent Number	Issue Date	Expiration
TW	N	Pending	ORD	90101326	19 Jan-2001			19-Jan-2021
US	P	Pending	PRO	60/185,895	29-Feb-2000
WO	T	Published	ORD	PCTGB01/00	04-Jan-2001			04-Jan-2021
CDT 088 Published as WO01/49769 on 12 July 2001
Country	Sub	Status	Case	Application	Filing Date	Patent Number	Issue Date	Expiration
TW	O	Pending	ORD	90101328	19-Jan-2001			19-Jan-2021
US	O	Pending	ORD	09/754, 744	04-Jan-2001			04-Jan-2021
WO	T	Published	ORD	PCTGB01/00	04-Jan-2001			04-Jan-2021
CDT 084 Published as WO 01/62822 on 30 Aug 2001
Country	Sub	Status	Case	Application	Filing Date	Patent Number	Issue Date	Expiration
TW	O	Pending	ORD	90108644	11-Apr-2001			11-Apr-2021
WO	O	Published	ORD	PCTGB01/00	26-Feb-2001			26-Feb-2021
CDT 208 Published as WO 01/62869 on 30 August 2001
Country	Sub	Status	Case	Application	Filing Date	Patent Number	Issue Date	Expiration
TW		Pending			To be advised
WO	T	Published	ORD	PCTGB01/00	26-Feb-2001			26-Feb-2021

Schedule 2

THE LICENCE

The terms of this license include:

•	$[**] up-front fee for manufacture of display devices of up to [**]

•	Additional up-front fees for each step-up in display resolution, vis [**], according to the following formula (fee not to be exceeded):

[**] [**]

•	[**]

•	Maximum royalty rate of [**]% [**]

•	Maximum royalty rate of [**]% [**]

•	Maximum royalty rate of [**]% [**]

•	Published Intellectual Property owned by CDT allowing the DOW to make polymer OLED displays is available for use within the above royalty schedule

•	DOW retains the right to make polymer OLED displays, so long as the foregoing terms and conditions are adhered to by DOW

•	The licensed party (DOW or JV) will grant back to CDT a license under the licensed party’s published Intellectual Property developed under this license and relating to devices or processes required for making polymer OLEDs